Exhibit 99.1
Lifetime Brands, Inc. Reports Third Quarter 2022 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, November 3, 2022 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended September 30, 2022.
Rob Kay, Lifetime’s Chief Executive Officer, commented, “Our core business continues to exhibit solid performance and we have maintained our market positions in the third quarter, despite challenges for our product categories globally. Inflationary and other economic impacts have contributed to weaker end market demand, particularly in our European and Asia-Pacific markets. In addition, retailers continue to focus on rightsizing their inventory levels, which have been distorted by the pandemic-induced supply chain disruptions. As a result, new customer shipments have lagged consumer purchases at retailers. In response to economic conditions in Europe, we have begun implementing a comprehensive restructuring of our European-based international operations to reflect significantly reduced demand in the region for the near term. Our brands and our business model have continued to demonstrate resilience through all market cycles, and we remain focused on executing our strategic plan. We are confident that we are on the right path to create long-term value.”
Mr. Kay continued, “Given the current lack of visibility into order flow at many of our largest customers and the consumer environment globally, we are withdrawing our full year 2022 guidance. We will continue to be proactive and nimble in managing through macroeconomic challenges, as evidenced by the actions we have already taken to reduce costs and restructure our European business. Importantly, our balance sheet and liquidity remain strong, providing us with operating and financial flexibility in this uncertain environment.”
Third Quarter Financial Highlights:
Consolidated net sales for the three months ended September 30, 2022 were $186.6 million, representing a decrease of $38.2 million, or 17.0%, as compared to net sales of $224.8 million for the corresponding period in 2021. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2022 average rates to 2021 local currency amounts, consolidated net sales decreased by $34.7 million, or 15.7%, as compared to consolidated net sales in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to consolidated net sales, as reported, is included below.
Gross margin for the three months ended September 30, 2022 was $67.8 million, or 36.4%, as compared to $83.1 million, or 37.0%, for the corresponding period in 2021.
Income from operations was $7.6 million, as compared to $21.7 million for the corresponding period in 2021.
Adjusted income from operations was $13.1 million, as compared to $22.2 million for the corresponding period in 2021.
Net loss was $(6.4) million, or $(0.30) per diluted share, as compared to net income of $12.6 million, or $0.57 per diluted share, in the corresponding period in 2021.
Adjusted net income was $3.5 million, or $0.16 per diluted share, as compared to adjusted net income of $13.4 million, or $0.61 per diluted share, in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to net (loss) income, as reported, is included below.
In the third quarter of 2022, the Company recorded an estimated $5.1 million charge for a potential liability to cover remediation costs related to soil contamination at its Wallace manufacturing facility located in Puerto Rico. The contamination occurred prior to the Company commencing operations at the facility in 2006.

In the third quarter of 2022, the Company recorded a non-recurring/non-cash impairment charge of $6.2 million related to its equity investment in Grupo Vasconia. The charge resulted from the decline in Grupo Vasconia’s quoted stock price.
Nine Months Financial Highlights:
Consolidated net sales for the nine months ended September 30, 2022 were $520.6 million, a decrease of $86.5 million, or 14.2%, as compared to net sales of $607.1 million for the corresponding period in 2021. In constant currency, a non-GAAP financial measure, which excludes the impact of foreign exchange fluctuations and was determined by applying 2022 average rates to 2021 local currency amounts, consolidated net sales decreased by $81.8 million, or 13.6%, as compared to consolidated net sales in the corresponding period in 2021.
Gross margin for the nine months ended September 30, 2022 was $186.1 million, or 35.7%, as compared to $215.3 million, or 35.5%, for the corresponding period in 2021.
Income from operations was $11.5 million, as compared to $41.9 million for the corresponding period in 2021.
Adjusted income from operations was $20.4 million, as compared to $42.7 million for the corresponding period in 2021
Net loss was $(9.4) million, or $(0.44) per diluted share, as compared to net income of $21.4 million, or $0.98 per diluted share, in the corresponding period in 2021.
Adjusted net income was $2.0 million, or $0.09 per diluted share, as compared to adjusted net income of $22.4 million, or $1.02 per diluted share, in the corresponding period in 2021. A table reconciling this non-GAAP financial measure to net (loss) income, as reported, is included below.
Adjusted EBITDA was $69.4 million for the trailing twelve months ended September 30, 2022. After giving effect to the non-recurring charge limitation permitted under our debt agreements, adjusted EBITDA was $68.0 million for the trailing twelve months ended September 30, 2022. Pro forma adjusted EBITDA was $69.3 million for the twelve months ended September 30, 2022. Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. A table reconciling this non-GAAP financial measure to net (loss) income, as reported, is included below.
We continue to take actions to further strengthen our financial position. We are highly focused on expense controls and improving our inventory turns. And as of September 30, 2022, our liquidity was $170.6 million, which is comprised of our cash on hand and available borrowings under our credit facility.
Dividend
On November 1, 2022, the Board of Directors declared a quarterly dividend of 0.0425 per share payable on February 15, 2023 to stockholders of record on February 1, 2023.
Conference Call
The Company has scheduled a conference call for Thursday, November 3, 2022 at 11:00 a.m (Eastern Time). The dial-in number for the conference call is (877) 524-8416 (U.S.) or +1 (412) 902-1028 (International).
A live webcast of the conference call will be accessible through:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=akzWKahj.
For those who cannot listen to the live broadcast, an audio replay of the webcast will be available until May 2, 2023.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted (loss) income from operations, adjusted net income, adjusted diluted income per common share, adjusted EBITDA, before limitation, adjusted EBITDA and pro forma adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. These non-GAAP financial measures are provided because the

Company's management uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “intend,” “maintain,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would”, “plan”, “goal”, “target” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; changes in general economic conditions that could affect customer purchasing practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; conflict or war, including the conflict in Ukraine; macroeconomic conditions, including inflationary impacts and disruptions to the global supply chain; increase in supply chain costs; the imposition of tariffs and other trade policies and/or economic sanctions implemented by the U.S. and other governments; our ability to successfully integrate acquired businesses, including our recent acquisition of S'well; our ability to achieve projected synergies with respect to the S'well business; our expectations regarding the future level of demand for our products; our ability to execute on the goals and strategies set forth in our five-year plan; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, La Cafetière®, MasterClass®, Misto®, Swing-A-Way®, Taylor® Kitchen, and Rabbit®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Empire Silver™, Gorham®, International® Silver, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A®, Royal Botanic Gardens Kew® and Year & Day®; and valued home solutions brands, including BUILT NY®, S’well®, Taylor® Bath, Taylor® Kitchen, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or

Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$186,590	$224,777	$520,621	$607,066
Cost of sales	118,757	141,662	334,553	391,790
Gross margin	67,833	83,115	186,068	215,276
Distribution expenses	18,641	18,893	55,239	56,470
Selling, general and administrative expenses	36,462	42,042	114,208	116,379
Wallace facility remediation expense	5,140	500	5,140	500
Income from operations	7,590	21,680	11,481	41,927
Interest expense	(4,581)	(3,835)	(12,080)	(11,668)
Mark to market gain on interest rate derivatives	637	120	1,990	664
Income before income taxes and equity in (losses) earnings	3,646	17,965	1,391	30,923
Income tax provision	(1,845)	(5,589)	(3,420)	(9,837)
Equity in (losses) earnings, net of taxes	(8,159)	195	(7,409)	341
NET (LOSS) INCOME	$(6,358)	$12,571	$(9,438)	$21,427
BASIC (LOSS) INCOME PER COMMON SHARE	$(0.30)	$0.58	$(0.44)	$1.00
DILUTED (LOSS) INCOME PER COMMON SHARE	$(0.30)	$0.57	$(0.44)	$0.98

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,930	$27,982
Accounts receivable, less allowances of $13,984 at September 30, 2022 and $16,544 at December 31, 2021	135,343	175,076
Inventory	269,723	270,516
Prepaid expenses and other current assets	10,091	11,499
Income taxes receivable	2,583	—
TOTAL CURRENT ASSETS	423,670	485,073
PROPERTY AND EQUIPMENT, net	17,737	20,748
OPERATING LEASE RIGHT-OF-USE ASSETS	76,454	86,487
INVESTMENTS	14,424	22,295
INTANGIBLE ASSETS, net	217,526	212,678
OTHER ASSETS	7,117	1,793
TOTAL ASSETS	$756,928	$829,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$—	$5,771
Accounts payable	42,960	82,573
Accrued expenses	79,117	112,241
Income taxes payable	—	604
Current portion of operating lease liabilities	13,859	12,612
TOTAL CURRENT LIABILITIES	135,936	213,801
OTHER LONG-TERM LIABILITIES	16,656	12,616
INCOME TAXES PAYABLE, LONG-TERM	1,472	1,472
OPERATING LEASE LIABILITIES	78,534	90,824
DEFERRED INCOME TAXES	12,981	12,842
REVOLVING CREDIT FACILITY	32,545	—
TERM LOAN	242,505	241,873
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at September 30, 2022 and December 31, 2021; shares issued and outstanding: 22,004,268 at September 30, 2022 and 22,018,016 at December 31, 2021	220	220
Paid-in capital	274,301	271,556
Retained earnings	437	17,419
Accumulated other comprehensive loss	(38,659)	(33,549)
TOTAL STOCKHOLDERS’ EQUITY	236,299	255,646
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$756,928	$829,074

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net (loss) income	$(9,438)	$21,427
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,535	17,560
Amortization of financing costs	1,305	1,309
Mark to market (gain) on interest rate derivatives	(1,990)	(664)
Non-cash lease expense	(1,055)	(1,089)
Recovery for doubtful accounts	(140)	(166)
Stock compensation expense	3,565	3,973
Undistributed losses (earnings) from equity investment, net of taxes	7,409	(341)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	38,765	659
Inventory	(3,694)	(54,117)
Prepaid expenses, other current assets and other assets	(177)	4,733
Accounts payable, accrued expenses and other liabilities	(66,062)	24,093
Income taxes receivable	(2,583)	—
Income taxes payable	(525)	(2,779)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(20,085)	14,598
INVESTING ACTIVITIES
Purchases of property and equipment	(1,975)	(3,361)
Proceeds from sale of shares of equity method investment	—	3,061
Acquisitions	(17,956)	(178)
NET CASH USED IN INVESTING ACTIVITIES	(19,931)	(478)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	264,184	16,845
Repayments of revolving credit facility	(230,365)	(42,531)
Repayments of term loan	(6,216)	(10,478)
Payment of financing costs	(882)	—
Payments for finance lease obligations	(24)	(71)
Payments of tax withholding for stock based compensation	(938)	(3,186)
Proceeds from the exercise of stock options	233	877
Payments for stock repurchase	(4,678)	—
Cash dividends paid	(2,887)	(2,913)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	18,427	(41,457)
Effect of foreign exchange on cash	(463)	56
DECREASE IN CASH AND CASH EQUIVALENTS	(22,052)	(27,281)
Cash and cash equivalents at beginning of period	27,982	35,963
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,930	$8,682

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Adjusted EBITDA for the twelve months ended September 30, 2022:

	Quarter Ended				Twelve Months Ended September 30, 2022
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
	(in thousands)
Net (loss) income as reported	$(626)	$380	$(3,460)	$(6,358)	$(10,064)
Undistributed equity (earnings) losses, net	(466)	(416)	(334)	8,159	6,943
Income tax provision (benefit)	6,704	1,673	(98)	1,845	10,124
Interest expense	3,856	3,767	3,732	4,581	15,936
Mark to market (gain) on interest rate derivatives	(398)	(1,049)	(304)	(637)	(2,388)
Depreciation and amortization	4,960	4,899	5,038	4,598	19,495
Intangible asset impairments	14,760	—	—	—	14,760
Stock compensation expense	1,244	1,174	1,365	1,026	4,809
Acquisition related expenses	378	1,119	75	109	1,681
Warehouse relocation and redesign expenses(1)	450	497	73	59	1,079
S'well integration costs(2)	—	781	864	250	1,895
Wallace facility remediation expense	—	—	—	5,140	5,140
Adjusted EBITDA, before limitation	$30,862	$12,825	$6,951	$18,772	$69,410
Permitted non-recurring charge limitation (3)					(1,403)
Adjusted EBITDA(4)					68,007
Pro forma historical S'well and projected synergies adjustment(5)					1,250
Pro forma Adjusted EBITDA(4)	$30,862	$12,825	$6,951	$18,772	$69,257
(1) For the twelve months ended September 30, 2022, the warehouse relocation and redesign expenses included $0.6 million of expenses related to the International segment and $0.5 million of expenses related to the U.S. segment.
(2) For the twelve months ended September 30, 2022, S'well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(3) Permitted non-recurring charges include integration charges, Wallace facility remediation expense, and warehouse relocation and redesign expenses. These are permitted exclusions from the Company’s consolidated adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
(4) Adjusted EBITDA is a non-GAAP financial measure that is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest expense, mark to market (gain) on interest rate derivatives, depreciation and amortization, intangible asset impairments, stock compensation expense, Wallace facility remediation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.
(5) Pro forma historical S'well and projected synergies adjustment represents a permitted adjustment to the Company’s adjusted EBITDA for the acquisition of S'well on March 2, 2022 pursuant to the Company’s Debt Agreements. Pro forma projected synergies represents the amount of projected cost savings, operating expense reductions and cost saving synergies projected by the Company as a result of actions taken through September 30, 2022 or expected to be taken as of September 30, 2022, net of the benefits realized during the twelve months ended September 30, 2022.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Adjusted net income and adjusted diluted income per common share (in thousands -except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income as reported	$(6,358)	$12,571	$(9,438)	$21,427
Adjustments:
Acquisition related expenses	109	41	1,303	295
S'well integration costs(1)	250	—	1,895	—
Warehouse relocation and redesign expenses (2)	59	—	629	—
Impairment of Grupo Vasconia investment	6,168	—	6,168	—
Mark to market (gain) on interest rate derivatives	(637)	(120)	(1,990)	(664)
Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss	—	1,362	—	3,404
Gain on change in ownership in equity method investment	—	(971)	—	(2,703)
Wallace facility remediation expense	5,140	500	5,140	500
Income tax effect on adjustments	(1,229)	43	(1,719)	116
Adjusted net income (3)	$3,502	$13,426	$1,988	$22,375
Adjusted diluted income per common share(4)	$0.16	$0.61	$0.09	$1.02
(1) For the nine months ended September 30, 2022, S'well integration costs included $0.5 million of expenses related to inventory step up adjustment in connection with S'well acquisition.
(2) For the nine months ended September 30, 2022, warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(3) Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2022 excludes acquisition related expenses, S'well integration costs, warehouse relocation and redesign expenses, impairment of Grupo Vasconia investment, mark to market (gain) on interest rate derivatives, and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
Adjusted net income and adjusted diluted income per common share in the three and nine months ended September 30, 2021 excludes acquisition related expenses and mark to market (gain) on interest rate derivatives, foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss, gain on change in ownership in equity method investment and Wallace facility remediation expense. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.
(4)Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,677 and 22,085 for the three month period ended September 30, 2022 and 2021, respectively. Adjusted diluted income per common share is calculated based on diluted weighted-average shares outstanding of 21,890 and 21,964 for the nine month period ended September 30, 2022 and 2021, respectively. The diluted weighted-average shares outstanding for the three and nine month ended September 30, 2022 include the effect of dilutive securities of 155 and 288, respectively. The diluted weighted-average shares outstanding for the three and nine month ended September 30, 2021 include the effect of dilutive securities of 536 and 621, respectively.

Adjusted income from operations (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income from operations	$7,590	$21,680	$11,481	$41,927
Adjustments:
Acquisition related expenses	109	41	1,303	295
S'well integration costs	250	—	1,895	—
Warehouse relocation and redesign expenses (1)	59	—	629	—
Wallace facility remediation expense	5,140	500	5,140	500
Total adjustments	5,558	541	8,967	795
Adjusted income from operations(2)	$13,148	$22,221	$20,448	$42,722

(1) For the nine months ended September 30, 2022, warehouse relocation and redesign expenses included $0.5 million of expenses related to the International segment and $0.1 million of expenses related to the U.S. segment.
(2)Adjusted income from operations for the three and nine months ended September 30, 2022 and September 30, 2021, excludes acquisition related expenses, S'well integration costs, warehouse relocation and redesign expenses and Wallace facility remediation expense.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended September 30,			Constant Currency (1) Three Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$172,818	$197,724	$(24,906)	$172,818	$197,623	$(24,805)	$101	(12.6)%	(12.6)%	0.0%
International	13,772	27,053	(13,281)	13,772	23,700	(9,928)	3,353	(41.9)%	(49.1)%	(7.2)%
Total net sales	$186,590	$224,777	$(38,187)	$186,590	$221,323	$(34,733)	$3,454	(15.7)%	(17.0)%	(1.3)%

	As Reported Nine Months Ended September 30,			Constant Currency (1) Nine Months Ended September 30,				Year-Over-Year Increase (Decrease)
Net sales	2022	2021	Increase (Decrease)	2022	2021	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$476,227	$540,488	$(64,261)	$476,227	$540,354	$(64,127)	$134	(11.9)%	(11.9)%	0.0%
International	44,394	66,578	(22,184)	44,394	62,102	(17,708)	4,476	(28.5)%	(33.3)%	(4.8)%
Total net sales	$520,621	$607,066	$(86,445)	$520,621	$602,456	$(81,835)	$4,610	(13.6)%	(14.2)%	(0.6)%
(1) “Constant Currency” is determined by applying the 2022 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact.” Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.